                         EXHIBIT INDEX


 Exhibit No.             Description                Page
 ---------- --------------------------------------   --------------

 10(f)      Service contract between Massachusetts   Filed Herewith
            Electric Company and AllEnergy
            Marketing Company, L.L.C. dated
            January 1, 1997.

 10(g)      Certificate stating that a copy of the   Filed Herewith
            report for the previous quarter has
            been filed with interested state
            commissions.


 Financial
 Statement
 No.                    Description                  Page
 ---------  -------------------------------------    --------------

 1-A        New England Electric System         Filed Herewith
            Consolidated Income Statement for the
            quarter and nine months ended September
            30, 1997

 1-B        New England Electric System         Filed Herewith
            Consolidated Balance Sheet As of
            September 30, 1997

 2-A        New England Energy, Inc. Income     Filed Herewith
            Statement for the quarter and nine
            months ended September 30, 1997

 2-B        New England Energy, Inc. Balance    Filed Herewith
            Sheet as of September 30, 1997

 3-A        Granite State Energy, Inc. Income   Filed Herewith
            Statement for the quarter and nine
            months ended September 30, 1997

 3-B        Granite State Energy, Inc. Balance  Filed Herewith
            Sheet as of September 30, 1997

 4-A        AllEnergy Marketing Company, LLC    Filed Herewith
            Consolidated Income Statement for
            the quarter and nine months ended
            September 30, 1997

 4-B        AllEnergy Marketing Company, LLC    Filed Herewith
            Consolidated Balance Sheet as of
            September 30, 1997